UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2012, Synopsys, Inc. (“Synopsys”) entered into an amended and restated credit agreement with several lenders (the “Credit Agreement”) providing for (i) a $350.0 million senior unsecured revolving credit facility and (ii) a $150 million senior unsecured term loan facility. The Credit Agreement amends and restates Synopsys’ previous credit agreement, dated as of October 14, 2011, which had provided for a $350.0 million senior unsecured revolving credit facility, in order to add a new term loan facility to finance a portion of the purchase price for Synopsys’ acquisition of Magma Design Automation, Inc., a Delaware corporation (“Magma”). Other than the inclusion of the new term loan facility, the terms and conditions of the Credit Agreement are substantially similar to the previous credit agreement. Subject to obtaining additional commitments from lenders, the principal amount of the loans provided under the Credit Agreement may be increased by Synopsys by up to an additional $150.0 million.

The Credit Agreement contains financial covenants requiring that Synopsys maintain a maximum leverage ratio and minimum specified levels of cash (each as defined in the Credit Agreement, with levels set forth therein), as well as other non-financial covenants. The Credit Agreement terminates on October 14, 2016. Interest will accrue on the revolving loans at a floating rate based on, at Synopsys’ election, (i) the Eurodollar Rate (as defined in the Credit Agreement) or (ii) the greatest of (a) the Federal Funds Rate plus 0.50%, (b) the one-month Eurodollar Rate plus 1% and (c) JPMorgan Chase Bank’s prime rate (such greatest rate, the “ABR”), in each case, plus an applicable margin. The applicable margin with respect to the revolving loans for (i) Eurodollar Rate based loans ranges from 0.975% to 1.200% and (ii) ABR based loans ranges from 0.000% to 0.200%, and may increase or decrease based on Synopsys’ total leverage ratio. Synopsys is also required to pay a commitment fee on the revolving credit facility at an applicable margin ranging from 0.150% to 0.300% based on Synopsys’ total leverage ratio on the daily amount of the revolving commitment. Interest will accrue on the term loans at a floating rate based on, at Synopsys’ election, (i) the Eurodollar Rate or (ii) ABR, in each case, plus an applicable margin. The applicable margin with respect to term loans for (i) Eurodollar Rate based loans ranges from 1.125% to 1.500% and (ii) ABR-based loans ranges from 0.125% to 0.500%, and may increase or decrease based on Synopsys’ total leverage ratio. On February 21, 2012, Synopsys made borrowings under the Credit Agreement consisting of revolving loans in the aggregate principal amount of $100,000,000. On February 22, 2012, Synopsys made borrowings under the Credit Agreement consisting of term loans in the aggregate principal amount of $150,000,000.

The Credit Agreement contains customary events of default, including payment failures; failure to comply with covenants; failure to satisfy other obligations under the Credit Agreement or related documents; inaccurate representations and warranties; defaults in respect of other material indebtedness; bankruptcy, insolvency and inability to pay debts when due; material judgments; material ERISA defaults; and the invalidity of the guaranty agreement. If any event of default under the Credit Agreement occurs, the Administrative Agent (as defined in the Credit Agreement) or the other lenders under the Credit Agreement may terminate their respective commitments and declare immediately due all borrowings under the Credit Agreement.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to this Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 22, 2012, Synopsys completed its previously-announced acquisition of Magma. Pursuant to the terms of that certain Agreement and Plan of Merger dated as of November 30, 2011 (the “Merger Agreement”), Lotus Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Synopsys (“Merger Sub”), merged with and into Magma (the “Merger”), with Magma surviving the Merger as a wholly-owned subsidiary of Synopsys.

Pursuant to the Merger Agreement and by virtue of the Merger, each share of Magma common stock issued and outstanding immediately prior to the Merger was converted into the right to receive $7.35 in cash, without interest (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement (excluding shares that were: (i) held by Magma or any wholly-owned subsidiary of Magma, or held in Magma’s treasury; or (ii) held by Synopsys, Merger Sub or any other wholly-owned subsidiary of Synopsys). As also provided under the Merger Agreement, certain equity awards held by employees of Magma were converted into cash equal to the difference between the Merger Consideration and the exercise price, if any, of such awards, while other equity awards held by employees of Magma were assumed by Synopsys and converted into equity awards of Synopsys on substantially equivalent terms.

Synopsys funded the Merger Consideration through existing cash and borrowings under the Credit Agreement, described in Item 1.01 of this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of Synopsys is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On February 22, 2012, Synopsys issued a press release announcing the completion of the acquisition of Magma, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.45	Amended and Restated Credit Agreement, dated February 17, 2012, among Synopsys as Borrower, the several Lenders from time to time parties thereto, Bank of America, N.A. and Wells Fargo Bank, N.A. as Co-Syndication Agents, HSBC Bank USA, N.A. and Union Bank, N.A. as Co-Documentation Agents, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Co-Lead Arrangers and Co-Bookrunners

99.1	Press Release dated February 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.

By:	/s/ Brian E. Cabrera
Name:	Brian E. Cabrera
Title:	Vice President, General Counsel and Corporate Secretary

Date: February 22, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.45	Amended and Restated Credit Agreement, dated February 17, 2012, among Synopsys as Borrower, the several Lenders from time to time parties thereto, Bank of America, N.A. and Wells Fargo Bank, N.A. as Co-Syndication Agents, HSBC Bank USA, N.A. and Union Bank, N.A. as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Co-Lead Arrangers and Co-Bookrunners

99.1	Press Release dated February 22, 2012